Exhibit 99.1

For Immediate Release

Encore Capital Reports First Quarter 2006 Financial Results

SAN DIEGO, May 9, 2006/PRNewswire — FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported consolidated financial results for the first quarter ended March 31, 2006.

For the first quarter of 2006:

•	Gross collections were $87.6 million, a 33% increase over the $65.9 million in the same period of the prior year

•	Total revenues were $60.5 million, a 20% increase over the $50.5 million in the same period of the prior year

•	Net income was $4.7 million, a 37% decrease from the $7.5 million in the same period of the prior year

•	Earnings per fully diluted share were $0.20, a 38% decrease from the $0.32 in the same period of the prior year

•	Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation related to stock options, and portfolio amortization, were $47.8 million, a 32% increase from the $36.3 million in the same period of the prior year

Commenting on the first quarter results, J. Brandon Black, President and CEO of Encore Capital Group, Inc., said, “We had strong collection growth this quarter, as we received excellent production from all collection channels and had good contributions from both credit card and alternative asset classes such as telecom, healthcare and auto deficiencies. We continue to drive innovation in our collection efforts and have begun incorporating new strategies within our legal and direct marketing channels. As these initiatives gain traction, we believe they will improve the liquidation of our portfolios, which could ultimately result in higher collection multiples and revenue recognition.

“From a cash flow perspective, we are very pleased with the performance of the Company. Our Adjusted EBITDA increased 32% over the first quarter of 2005, which indicates that our operating strategies are generating strong, profitable growth and creating value for our stockholders.

“Pricing remained elevated for new portfolios during the first quarter. However, we did find several attractive opportunities, including a number of alternative asset class portfolios, and invested $27 million to purchase $560 million in face value debt. During the quarter, we also purchased our second portfolio of healthcare receivables, and we recently initiated our first

Encore Capital Group, Inc.

internal collection efforts on this asset class. Building out our internal collection capabilities will enable us to better capitalize on the growth opportunities in this business without having to depend on the available capacity of third-party agencies that specialize in healthcare debt collection,” said Mr. Black.

Financial Highlights

The decrease in diluted earnings per share from the first quarter of 2005 is primarily attributable to the following factors:

•	A lower revenue recognition rate resulting from the continued shift in the Company’s collection mix from portfolios with higher collection multiples to portfolios with lower collection multiples.

•	Additional expenses resulting from investment in new portfolio liquidation strategies.

•	The adoption of SFAS 123(R), which requires the recognition of stock option expense.

•	The dilutive impact of the Ascension Capital bankruptcy services business, although the business generated positive cash flow from operations during the quarter.

Revenue recognized on receivable portfolios, as a percentage of portfolio collections, was 66% in the first quarter of 2006, compared with 77% in the first quarter of 2005. The lower revenue recognition rate was primarily attributable to a higher percentage of collections from more recently purchased portfolios that have lower collection multiples assigned to them.

The Company generated $2.9 million in fee-based revenue during the first quarter of 2006, through the Ascension Capital bankruptcy services business acquired in August 2005.

Total operating expenses for the first quarter of 2006 were $44.7 million, compared with $30.3 million in the first quarter of 2005. Excluding stock option expense and Ascension Capital, which is a fee-based business, operating expenses were $38.3 million in the first quarter of 2006, compared with $30.3 million in the first quarter of 2005, while operating expense per dollar collected declined to 44% from 46%.

Total interest expense was $8.0 million in the first quarter of 2006, compared to $8.1 million in the first quarter of 2005. The contingent interest component of interest expense was $4.7 million in the first quarter of 2006, compared with $6.9 million in the same period of the prior year. The Company continues to see a reduction in contingent interest expense as collections decline from older portfolios purchased under its previous credit facility.

Amended Credit Facility

In early May 2006, Encore Capital Group amended its revolving credit facility. The amended facility includes the following provisions:

•	A reduction in interest rate spreads, which will effectively reduce the Company’s interest rates by up to 75 basis points

•	Extending the facility termination date to May 2010 from June 2008

Encore Capital Group, Inc.

•	Increasing the expansion feature of the facility to $50 million from $25 million

•	The modification and elimination of certain covenants

Outlook

Commenting on the outlook for Encore Capital Group, Mr. Black said, “While our earnings per share will continue to be challenged by lower revenue recognition on more recently purchased portfolios, we believe we will continue to generate strong annual growth in Adjusted EBITDA in 2006.

“We continue to be proactive in evolving our operating strategy to effectively compete in the changing consumer debt recovery market. We have taken a number of steps to improve our ability to pursue additional asset classes that have strong growth potential, while also employing new collection strategies to improve the liquidation of our portfolios. We are confident that the steps we are taking will position the Company to generate sustainable growth in cash flow and earnings in the years ahead,” said Mr. Black.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss first quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock option expense and Ascension Capital operating expenses because the elimination of these expense items included in the GAAP financial measure results in enhanced comparability of certain key financial results between the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. For example, Adjusted EBITDA does not take into account the increased costs of portfolios that have a negative impact on earnings through collections applied to principal on receivable portfolios. Neither Adjusted EBITDA nor operating expenses excluding stock option expense and Ascension Capital operating expenses has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly

Encore Capital Group, Inc.

titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock option expense and Ascension Capital operating expenses to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future collections, revenues, profitability, cash flow, any non-GAAP financial measures referenced herein, income or loss (including our expectations regarding measures designed to increase portfolio liquidation and the resulting effect on revenue and profitability), the size of the market for delinquent consumer healthcare debt, and the exploitation of new opportunities in that market; and plans for future acquisitions, operations, products or services, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s ability to successfully execute acquisitions; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2005. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot control, predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation, nor does the Company intend, to update or revise any forward-looking statements to reflect new information or future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904 (Stockholders/Analysts)

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598 (Investor Relations)

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	March 31, 2006 (Unaudited)	December 31, 2005 (A)

Assets
Cash and cash equivalents	$6,739	$7,026
Restricted cash	5,302	4,212
Accounts receivable, net	3,504	5,515
Investment in receivable portfolios, net	252,409	256,333
Property and equipment, net	4,811	5,113
Prepaid income tax	12,464	13,570
Purchased servicing asset	2,474	3,035
Forward flow asset	35,798	38,201
Other assets	16,262	16,065
Goodwill	14,148	14,148
Identifiable intangible assets, net	4,827	5,227

Total assets	$358,738	$368,445

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$18,938	$23,101
Accrued profit sharing arrangement	13,759	16,528
Deferred tax liabilities, net	7,963	7,241
Deferred revenue	4,344	3,326
Purchased servicing obligation	1,338	1,776
Debt	186,506	198,121

Total liabilities	232,848	250,093

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 22,776 shares and 22,651 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	228	227
Additional paid-in capital	60,729	57,989
Accumulated earnings	64,603	59,925
Accumulated other comprehensive income	330	211

Total stockholders’ equity	125,890	118,352

Total liabilities and stockholders’ equity	$358,738	$368,445

(A)	Derived from the audited consolidated financial statements as of December 31, 2005.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues
Revenue from receivable portfolios, net	$57,574	$50,420
Servicing fees and other related revenue	2,906	56

Total revenues	60,480	50,476

Operating expenses
Salaries and employee benefits	16,279	12,600
Stock-based compensation expense	1,381	—
Cost of legal collections	11,278	8,356
Other operating expenses	6,446	4,642
Collection agency commissions	4,613	2,024
General and administrative expenses	3,733	2,158
Depreciation and amortization	960	511

Total operating expenses	44,690	30,291

Income before other income (expense) and income taxes	15,790	20,185

Other income (expense)
Interest expense	(7,951)	(8,087)
Other income	50	405

Total other expense	(7,901)	(7,682)

Income before income taxes	7,889	12,503
Provision for income taxes	(3,211)	(5,051)

Net income	$4,678	$7,452

Basic - earnings per share computation:

Net income available to common stockholders	$4,678	$7,452

Weighted average shares outstanding	22,681	22,227

Earnings per share – Basic	$0.21	$0.34

Diluted - earnings per share computation:
Net income available to common stockholders	$4,678	$7,452

Weighted average shares outstanding	22,681	22,227
Incremental shares from assumed conversion of stock options	1,132	1,353

Diluted weighted average shares outstanding	23,813	23,580

Earnings per share – Diluted	$0.20	$0.32

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2006	2005
Operating activities
Gross collections	$87,616	$65,853
Less:
Amounts collected on behalf of third parties	(168)	(274)
Amounts applied to principal on receivable portfolios	(29,579)	(15,160)
Servicing fees	51	56
Operating expenses	(41,580)	(32,997)
Interest payments	(2,187)	(1,151)
Contingent interest payments	(7,455)	(8,205)
Other income	50	405
Increase in restricted cash	(1,090)	(1,248)
Income taxes	(249)	(1,490)
Excess tax benefits from stock-based payment arrangements	(730)	—

Net cash provided by operating activities	4,679	5,789

Investing activities
Purchases of receivable portfolios	(24,688)	(19,523)
Collections applied to principal of receivable portfolios	29,579	15,160
Proceeds from the sale of marketable securities	—	24,000
Proceeds from put-backs of receivable portfolios	1,148	258
Purchases of property and equipment	(265)	(431)

Net cash provided by investing activities	5,774	19,464

Financing activities
Proceeds from notes payable and other borrowings	3,000	2,088
Repayment of notes payable and other borrowings	(14,555)	(22,516)
Proceeds from exercise of common stock options and warrants	144	588
Excess tax benefits from stock-based payment arrangements	730	—
Repayment of capital lease obligations	(59)	(46)

Net cash used in financing activities	(10,740)	(19,886)

Net increase (decrease) in cash	(287)	5,367
Cash and cash equivalents, beginning of year	7,026	9,731

Cash and cash equivalents, end of year	$6,739	$15,098

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock Option

Expense and Ascension Capital Operating Expenses to GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2006	2005
GAAP net income, as reported	$4,678	$7,452
Interest expense	7,951	8,087
Provision for income taxes	3,211	5,051
Depreciation and amortization	960	511
Amount applied to principal on receivable portfolios	29,579	15,160
Stock-based compensation expense	1,381	—

Adjusted EBITDA	$47,760	$36,261

GAAP total operating expense, as reported	$44,690	$30,291
Stock-based compensation expense	(1,381)	—
Ascension Capital operating expenses	(4,978)	—

Operating expenses, excluding stock option expense and Ascension Capital operating expenses	$38,331	$30,291

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